Exhibit 99.1

LEGACY RESERVES INC. REACHES GLOBAL RESTRUCTURING AGREEMENT WITH RBL LENDERS, SECOND LIEN LENDERS AND NOTEHOLDER GROUP

 MIDLAND, TEXAS (JUNE 14, 2019) - Legacy Reserves Inc. (NASDAQ: LGCY) (“Legacy”, and collectively with its subsidiaries, the “Company”) announced today that its board of directors has approved, and the Company has executed, a global restructuring support agreement (the “Global RSA”) with its lenders under its reserve based revolving credit facility (“RBL Lenders”), its lenders under its second lien term loan (“Second Lien Lenders”), and a group of the Company’s unsecured noteholders (the “Noteholder Group”).  The proposed financial restructuring will provide the Company with go-forward liquidity and a right-sized pro forma capital structure while minimizing operational disruptions by ensuring trade creditors will be paid in full.

The Company previously announced that it executed a restructuring support agreement with the RBL Lenders and Second Lien Lenders on June 10, 2019, but was continuing active discussions with the Noteholder Group regarding the terms for their support of the Company’s financial restructuring.  The Global RSA represents a broad agreement of creditor constituencies across all tranches of the Company’s capital structure on the terms of a pre-arranged plan of reorganization (the “Plan”) that the parties have agreed to support.   The Global RSA contemplates a $256.3 million backstopped equity commitment and rights offering, $500 million in committed exit financing from certain of the existing RBL Lenders, the equitization of approximately $797.2 million of principal outstanding debt, a potential additional equity investment of $125 million, and payment in full of the Company’s trade and other unsecured creditors.  The Company expects to file voluntary petitions for reorganization in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) to facilitate the financial restructuring and implement the Plan contemplated by the Global RSA.  Consummation of the Plan, including the infusion of new equity, will be subject to confirmation by the Court in addition to the other conditions to be set forth in the Plan and related transaction documents.

As previously announced, the Company will continue to operate its business in the normal course without material disruption to its vendors, partners or employees, and expects to have sufficient liquidity to meet its financial obligations during the restructuring.  The Company has secured commitments for debtor-in possession (“DIP”) financing from certain of its existing RBL Lenders, including Wells Fargo Bank, National Association that, subject to Court approval, will refinance portions of the Company’s existing reserve-based credit facility and provide an additional $100 million of revolving, new money financing to support the Company’s day-to-day operations and finance the restructuring process.

Dan Westcott, Chief Executive Officer of the Company, said, “After exploring all options and months of negotiations, we are very pleased to have reached an agreement for a consensual restructuring with our RBL Lenders, Second Lien Lenders and the Noteholder Group.  We believe that the restructuring contemplated by the Global RSA will provide us with the capital structure and liquidity to compete and grow in today’s challenging oil and gas environment. We plan to continue working with our creditor constituencies to move through the restructuring process expeditiously with minimal operational disruptions.”

Perella Weinberg Partners and its affiliate, Tudor Pickering Holt & Co., is acting as financial advisor for the Company, Sidley Austin LLP is acting as legal advisor, and Alvarez & Marsal is acting as restructuring advisor.  PJT Partners LP is acting as financial advisor the Second Lien Lenders, and Latham & Watkins LLP is acting as legal advisor.  Houlihan Lokey is acting as financial advisor for the Noteholder Group, and Davis Polk & Wardwell LLP is acting as legal advisor.  RPA Advisors, LLC is acting as financial advisor to Wells Fargo Bank, as administrative agent for the RBL Lenders, and Orrick Herrington & Sutcliffe LLP is acting as legal advisor.

For inquiries regarding the restructuring, please call the hotline established by the Company’s noticing agent, Kurtzman Carson Consultants LLC, at (866) 967-0495 (toll-free domestic) or (310) 751-2695 (international).

About Legacy Reserves Inc.

Legacy Reserves Inc. is an independent energy company engaged in the development, production and acquisition of oil and natural gas properties in the United States.  Its current operations are focused on the horizontal development of unconventional plays in the Permian Basin and the cost-efficient management of shallow-decline oil and natural gas wells in the Permian Basin, East Texas, Rocky Mountain and Mid-Continent regions.  Additional information regarding the Company is available at www.legacyreserves.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimated,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the control of the Company, which could cause results to differ materially from those expected by management of the Company. Such risks and uncertainties include, but are not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization; the ability of the Company to consummate the rights offering and obtain the funding under backstop commitment agreements; the effects of the chapter 11 cases on the Company’s liquidity or results of operations or business prospects; the effects of the bankruptcy filing on the Company’s business and the interests of various constituents; the length of time that the Company will operate under chapter 11 protection; risks associated with third-party motions in the chapter 11 cases; realized oil and natural gas prices; production volumes, lease operating expenses, general and administrative costs and finding and development costs; future operating results; and the factors set forth under the heading “Risk Factors” in Legacy Reserves Inc.’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.